UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2013

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On August 6, 2013, GSI Group Inc. (the “Company”) issued a press release announcing its financial results for the second quarter ended June 28, 2013. A copy of this press release is attached hereto as Exhibit 99.1. The press release contains non-GAAP earnings per share as supplementary information regarding the Company’s quarterly performance for the second quarter ended June 28, 2013. Non-GAAP earnings per share includes non-GAAP gross profit, gross profit margin, income from operations, operating margin, income from continuing operations before income taxes, income from continuing operations, net of tax, and diluted earnings per share from continuing operations (collectively, the “Non-GAAP EPS Measures”). The reconciliations of the Non-GAAP EPS Measures for the second quarter ended June 28, 2013 to the most directly comparable GAAP financial measures are included in the press release attached hereto as Exhibit 99.1.

In addition, on August 6, 2013, the Company made available supplemental information concerning the Non-GAAP EPS Measures, including reconciliations to the most directly comparable GAAP measures, for the quarterly periods ended March 30, 2012, September 28, 2012, December 31, 2012 and March 29, 2013. A copy of this supplemental information is attached hereto as Exhibit 99.2.

The information contained in this Current Report, including Exhibit 99.1 and Exhibit 99.2, is furnished under this Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing thereunder or under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

99.1	Press Release, dated August 6, 2013.
99.2	Quarterly Reconciliation of GAAP to Non-GAAP Financial Measures – 2012 and 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: August 6, 2013	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated August 6, 2013.
99.2	Quarterly Reconciliation of GAAP to Non-GAAP Financial Measures – 2012 and 2013.